Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

25-15

Contacts:	Jayshree Desai, CFO Kip Rupp, CFA, IRC - Investors Quanta Services, Inc. (713) 629-7600	Media – Noa Schwartz FGS Global (310) 405-4312

QUANTA SERVICES REPORTS THIRD QUARTER 2025 RESULTS

Third Quarter Consolidated Revenues of $7.6 Billion*

Third Quarter GAAP Diluted EPS of $2.24* and Adjusted Diluted EPS of $3.33*

Net Income Attributable to Common Stock of $339.4 Million* and Adjusted EBITDA of $858.3 Million*

Year-to-Date Cash Flow From Operations of $1.1 Billion and Free Cash Flow of $726.3 Million

Remaining Performance Obligations (RPO) of $21.0 Billion* and Total Backlog of $39.2 Billion*

Increasing 2025 Revenue Expectations Driven By Electric Segment Acceleration

Selected By NiSource to Provide Power Generation and Grid Infrastructure Solutions for a Large Load Customer

* = Record quarterly or record third quarter result

HOUSTON – October 30, 2025 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three and nine months ended September 30, 2025. Revenues in the third quarter of 2025 were $7.63 billion compared to revenues of $6.49 billion in the third quarter of 2024, and net income attributable to common stock was $339.4 million, or $2.24 per diluted share, in the third quarter of 2025 compared to net income attributable to common stock of $293.2 million, or $1.95 per diluted share, in the third quarter of 2024. Adjusted diluted earnings per share attributable to common stock was $3.33 for the third quarter of 2025 compared to $2.72 for the third quarter of 2024.

“Quanta delivered another quarter of strong results, achieving double-digit growth in revenue, adjusted EBITDA and adjusted EPS compared to the prior year, alongside record backlog of $39.2 billion, which reflects accelerating demand in our Electric segment, robust activity across our end markets and momentum for 2026. These results demonstrate the power of our portfolio, the strength of our craft-skilled workforce and our ability to provide certainty through world-class execution for our customers as they modernize and expand critical infrastructure,” said Duke Austin, President and Chief Executive Officer of Quanta Services.

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“We believe we are well positioned to achieve record backlog and another year of double-digit earnings per share growth in 2026. Our strategy remains focused on delivering certainty to customers, investing in talent and technology, and expanding our addressable markets through disciplined growth. The convergence of utility, power generation and technology industries continues to create significant opportunities, and our collaborative infrastructure solutions and proven execution capabilities position Quanta as a trusted partner, reflecting the strength and sustainability of our long-term outlook.

“To that end, today we announce the expansion of our total solutions platform, which leverages Quanta’s world-class capabilities to address growing power generation and infrastructure needs from rapidly increasing demand for electricity driven by data centers, manufacturing and reshoring, industrialization, electrification and power grid expansion. This expanded platform is focused on providing a fully integrated power generation and related infrastructure solution to high-quality customers for their generation development strategies. As a demonstration of this platform’s strength and scalability, we announce that NiSource, Inc. has engaged Quanta for the design, procurement and construction execution of generation and infrastructure resources capable of producing approximately 3 gigawatts of power for a large load customer. We believe these announcements reinforce our strategy to lead in large, converging markets where utilities, power consumers and industrial operators require scalable, integrated solutions.”

Certain items that impacted Quanta’s results for the three months ended September 30, 2025 and 2024 are reflected as adjustments in the calculation of Quanta’s adjusted net income attributable to common stock, adjusted diluted earnings per share attributable to common stock and adjusted EBITDA (non-GAAP financial measures). These items are described in the accompanying tables reconciling adjusted net income attributable to common stock to net income attributable to common stock and adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock. Quanta completed five acquisitions during the first nine months of 2025 and eight acquisitions during the full year 2024, and the results of the acquired businesses are included in Quanta’s consolidated results from the respective acquisition dates. For further information on the items that impacted comparability of 2025 and 2024, see the footnotes in the accompanying tables presenting Supplemental Segment Data and reconciliations of EBITDA, adjusted EBITDA, adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock (non-GAAP financial measures) to their comparable GAAP financial measures.

RECENT HIGHLIGHTS

•

Selected by NiSource to Provide Power Generation and Grid Infrastructure Solutions for Large Load Customer - As announced today, NiSource has engaged Quanta for the design, procurement and construction execution of generation and infrastructure resources capable of producing approximately 3 gigawatts of power for a large load customer. The scope of solutions to be provided by Quanta for this project includes power generation, battery energy storage, transmission, substation and underground infrastructure. Backlog at the end of the quarter does not include a meaningful contribution from this project, but is expected to be recognized over multiple quarters going forward. See Quanta’s press release about this project for further information.

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•

Capital Deployment - During the third quarter of 2025, Quanta acquired Dynamic Systems, a premier, turnkey mechanical, plumbing and process infrastructure solutions provider with a diversified customer base and exposure to the attractive and growing technology, semiconductor, healthcare and other load center markets. The financial contribution for Dynamic Systems will be primarily included in the Underground and Infrastructure segment.

Additionally, year-to-date, Quanta repurchased 538,559 shares of its outstanding common stock in the open market for $134.6 million, and as of October 29, 2025, approximately $365.1 million remained under Quanta’s stock repurchase program.

RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

Revenues in the nine months ended September 30, 2025 were $20.64 billion compared to revenues of $17.12 billion in the nine months ended September 30, 2024, and net income attributable to common stock was $712.9 million, or $4.72 per diluted share, in the nine months ended September 30, 2025 compared to net income attributable to common stock of $599.7 million, or $4.00 per diluted share, in the nine months ended September 30, 2024. Adjusted diluted earnings per share attributable to common stock was $7.59 for the nine months ended September 30, 2025 compared to $6.03 for the nine months ended September 30, 2024.

FULL-YEAR 2025 OUTLOOK

The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, supply chain, trade policy, macroeconomic challenges and other factors affecting project timing and execution have impacted, and may impact in the future, Quanta’s financial results. Additionally, we continue to consider future uncertainty associated with overall challenges to the domestic and global economy, including inflation, interest rates and potential recessionary economic conditions. Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog the Company is executing on and the opportunities expected to materialize during the remainder of 2025.

Prior to the Company’s conference call, management will post a summary of Quanta’s updated 2025 guidance expectations with additional commentary in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

The following forward-looking statements are based on current expectations, and actual results may differ materially, as described below in Cautionary Statement About Forward-Looking Statements and Information. For the full year ending December 31, 2025, Quanta now expects revenues to range between $27.8 billion and $28.2 billion and net income attributable to common stock to range between $987.1 million and $1.06 billion. Quanta also now expects diluted earnings per share attributable to common stock to range between $6.53 and $7.02 and adjusted diluted earnings per share attributable to common stock to range between $10.33 and $10.83. Quanta now expects EBITDA to range between $2.49 billion and $2.60 billion and adjusted EBITDA to range between $2.77 billion and $2.88 billion. Additionally, for the full year ending December 31, 2025, Quanta now expects net cash provided by operating activities to range between $1.85 billion and $2.25 billion and free cash flow (a non-GAAP financial measure) to range between $1.30 billion and $1.70 billion.

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SEGMENT PRESENTATION

Beginning with the three months ended March 31, 2025, Quanta reports its results under two reportable segments: (1) Electric Infrastructure Solutions (Electric) and (2) Underground Utility and Infrastructure Solutions (Underground and Infrastructure). In conjunction with this change, certain prior period amounts have been recast to conform to this new segment reporting structure.

NON-GAAP FINANCIAL MEASURES

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, financial measures prepared in conformity with GAAP.

Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Quanta’s current and historical results and full-year 2025 expectations (as applicable): adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock; adjusted net income attributable to common stock, EBITDA and adjusted EBITDA to net income attributable to common stock; free cash flow to net cash provided by operating activities; and backlog to remaining performance obligations.

EARNINGS CONFERENCE CALL AND SUPPLEMENTAL MATERIALS INFORMATION

Quanta Services has scheduled a conference call for 9:00 a.m. Eastern Time on October 30, 2025. This event will be facilitated through web-based audio using a Zoom Webinar. To register for and access the event, please log in to the webinar through the Investor Relations section of Quanta’s website (http://investors.quantaservices.com). Once registered, if you prefer to access the call by phone, dial-in details will be provided on the event access page upon registration and when prompted, please enter the unique Participant ID provided to join the call. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the webcast a digital recording will be available on the Company’s website.

Additionally, Quanta has posted its Third Quarter 2025 Operational and Financial Commentary, as well as all other supplemental earnings call materials, in the Investor Relations section of the Quanta Services website. While management intends to make brief introductory remarks during the earnings call, the Operational and Financial Commentary is intended to largely replace management’s prepared remarks, allowing additional time for questions from the institutional investment community. For more information, please contact Kip Rupp, Vice President - Investor Relations or Sean Eastman, Director—Investor Relations at Quanta Services, at 713-629-7600 or investors@quantaservices.com.

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FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while Quanta announces material financial information and makes other public disclosures of information regarding Quanta through U.S. Securities and Exchange Commission (SEC) filings, press releases and public conference calls, it also utilizes social media to communicate this information. It is possible that the information Quanta posts on social media could be deemed material. Accordingly, Quanta encourages investors, the media and others interested in our company to follow Quanta, and review the information it posts, on the social media channels listed in the Investor Relations section of the Quanta Services website.

ABOUT QUANTA SERVICES

Quanta Services is an industry leader in providing specialized infrastructure solutions to the utility, renewable energy, technology, communications, pipeline, and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy, technology and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

Cautionary Statement About Forward-Looking Statements and Information

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, interest rates and tax rates, as well as other projections of operating results and GAAP and non-GAAP financial results, including EBITDA, adjusted EBITDA and backlog; expectations regarding Quanta’s business or financial outlook; expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries; expectations regarding Quanta’s plans and strategies; the business plans or financial condition of Quanta’s customers; the potential benefits from, and future financial and operational performance of, acquired businesses and investments, including Dynamic Systems; the expected value of contracts or intended contracts with customers, as well as the expected timing, scope, services, term or results of any awarded or expected projects; possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties, as well as the collectability of receivables; the development of and opportunities with respect to future projects, including renewable energy and other generation projects, electrical grid modernization, upgrade and hardening projects, larger transmission and pipeline projects and data center projects; expectations regarding the future availability and price of materials and equipment necessary for the performance of Quanta’s business; the expected impact of global and domestic economic or political conditions on Quanta’s business, financial condition, results of operations, cash flows, liquidity and demand for our services, including inflation, interest rates, tariffs and recessionary economic conditions and commodity prices and production volumes; the expected impact of changes or potential changes to climate; future capital allocation initiatives, including the amount and timing of, and strategies with respect to, any future acquisitions, investments, cash dividends, repurchases of Quanta’s equity or debt securities or repayments of other outstanding debt; the expected impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or similar discussions with customers; the future demand for, availability of and costs related to labor resources in the industries Quanta serves; the expected recognition and realization of Quanta’s remaining performance obligations and backlog; expectations regarding the outcome of pending or threatened legal proceedings; and expectations regarding Quanta’s ability to maintain its current credit ratings; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance; rather they involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties including, among others, market, industry, economic, financial or political conditions that are outside of the control of Quanta, including economic, energy, infrastructure and environmental policies and plans that are adopted or proposed by the U.S. federal and state governments or other governments in territories or countries in which Quanta operates, inflation, interest rates, recessionary economic conditions, deterioration of global or specific trade relationships and geopolitical conflicts and political unrest; quarterly variations in operating and financial results, liquidity, financial condition, cash flows, capital requirements and reinvestment opportunities; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, supply chain or production disruptions and other logistical challenges, weather, regulatory or permitting issues, right of way acquisition, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, inflationary pressure, reductions or eliminations in governmental funding or customer capital constraints; the effect of commodity prices and production volumes, which have been and may continue to be affected by inflationary pressure, on Quanta’s operations and growth opportunities and on customers’ capital programs and demand for Quanta’s services; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; events arising from operational hazards, including, among others, wildfires and explosions, that can arise due to the nature of Quanta’s services and certain of Quanta’s product solutions, as well as the conditions in which Quanta operates and can be due to the failure of infrastructure on which Quanta has performed services and result in significant liabilities that may be exacerbated in certain geographies and locations; unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans or other claims or actions asserted against Quanta, including amounts not covered by, or in excess of the coverage under, third-party insurance; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums and deductibles for coverage deemed beneficial to Quanta, increases in amounts or retention amounts or the unavailability of coverage deemed

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beneficial to Quanta at reasonable and competitive rates (e.g., coverage for wildfire events); damage to Quanta’s brand or reputation, as well as potential costs, liabilities, fines and penalties, arising as a result of cybersecurity breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform or negative publicity regarding a high-profile or large-scale infrastructure project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incidents; disruptions in, or failure to adequately protect, Quanta’s information technology systems; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third-parties, and the impact of, among other things, inflationary pressure, regulatory, supply chain and logistical challenges on these third parties; estimates and assumptions relating to financial results, remaining performance obligations and backlog; Quanta’s inability to attract, the potential shortage of and increased costs with respect to skilled employees, as well as Quanta’s inability to retain or attract key personnel and qualified employees; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics, hurricanes, tropical storms, floods, debris flows, earthquakes and other geological- and weather-related hazards; the impact of climate change; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share, as well as technological advancements and market developments that could reduce demand for Quanta’s services; the failure of existing or potential legislative actions and initiatives to result in increased demand for Quanta’s services or budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, including renewable energy projects, which may result in project delays or cancellations; unavailability of, or increased prices for, materials, equipment and consumables (such as fuel) used in Quanta’s or its customers’ businesses, including as a result of inflation, supply chain or production disruptions, governmental regulations on sourcing, the imposition of tariffs, duties, taxes or other assessments, and other changes in U.S. trade relationships with foreign countries; loss of or deterioration of relationships with customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability or harm to its reputation as a result of acts or omissions by partners; the inability or refusal of customers or third-party contractors to pay for services, which could result in the inability to collect our outstanding receivables, failure to recover amounts billed to, or avoidance of certain payments received from, customers in bankruptcy or failure to recover on change orders or contract claims; risks associated with operating in international markets and U.S. territories, including instability of governments, significant currency exchange fluctuations, and compliance with unfamiliar legal and labor systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws, and complex U.S. and foreign tax regulations and international treaties; inability to successfully identify, complete, integrate and realize synergies from acquisitions, including the inability to retain key personnel from acquired businesses; the potential adverse impact of acquisitions and investments, including the potential increase in risks already existing in Quanta’s operations, poor performance or decline in value of acquired businesses or investments and unexpected costs or liabilities that may arise from acquisitions or investments; the adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments; difficulties managing Quanta’s business as it expands and becomes more complex; the impact of the unionized portion of Quanta’s workforce on its operations; inability to access sufficient funding to finance desired growth and operations, including the ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations, a downgrade in our credit ratings and other factors affecting financing and investing activities; the ability to obtain bonds, letters of credit and other project security; risks related to the implementation of new information technology systems; new or changed tax laws, treaties or regulations or the inability to realize deferred tax assets; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2024, Quanta’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 (when filed) and any other documents that Quanta files with the SEC. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended

September 30, 2025 and 2024

(In thousands, except per share information)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$7,631,408	$6,493,167	$20,637,749	$17,119,373
Cost of services	6,414,974	5,480,597	17,579,704	14,671,978

Gross profit	1,216,434	1,012,570	3,058,045	2,447,395
Equity in earnings of integral unconsolidated affiliates	13,731	14,015	41,104	34,935
Selling, general and administrative expenses	(572,950)	(483,878)	(1,595,271)	(1,318,574)
Amortization of intangible assets	(133,195)	(110,422)	(355,935)	(267,147)
Change in fair value of contingent consideration liabilities	(6,803)	(1,124)	(21,363)	(2,864)

Operating income	517,217	431,161	1,126,580	893,745
Interest and other financing expenses	(71,806)	(59,950)	(185,697)	(146,343)
Interest income	3,722	7,237	11,345	18,817
Other income, net	13,311	2,994	17,688	29,493

Income before income taxes	462,444	381,442	969,916	795,712
Provision for income taxes	119,605	82,421	244,585	178,716

Net income	342,839	299,021	725,331	616,996
Less: Net income attributable to non-controlling interests	3,419	5,836	12,403	17,292

Net income attributable to common stock	$339,420	$293,185	$712,928	$599,704

Earnings per share attributable to common stock:
Basic	$2.28	$1.99	$4.80	$4.09

Diluted	$2.24	$1.95	$4.72	$4.00

Shares used in computing earnings per share:
Weighted average basic shares outstanding	149,039	147,394	148,590	146,639

Weighted average diluted shares outstanding	151,496	150,556	151,128	149,911

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$610,387	$741,960
Accounts receivable, net	6,356,064	5,170,935
Contract assets	1,563,919	1,208,619
Inventories	333,710	260,181
Prepaid expenses and other current assets	605,187	469,338

Total current assets	9,469,267	7,851,033
PROPERTY AND EQUIPMENT, net	2,979,567	2,700,277
OPERATING LEASE RIGHT-OF-USE ASSETS	365,358	299,895
OTHER ASSETS, net	903,536	655,709
OTHER INTANGIBLE ASSETS, net	2,324,580	1,860,537
GOODWILL	6,701,458	5,316,443

Total assets	$22,743,766	$18,683,894

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$97,351	$62,680
Current portion of operating lease liabilities	107,503	94,162
Accounts payable and accrued expenses	4,394,186	3,722,343
Contract liabilities	2,445,429	2,149,328

Total current liabilities	7,044,469	6,028,513
LONG-TERM DEBT, net of current maturities	5,532,252	4,099,756
OPERATING LEASE LIABILITIES, net of current portion	280,974	222,359
DEFERRED INCOME TAXES	451,829	353,268
INSURANCE AND OTHER NON-CURRENT LIABILITIES	1,030,456	650,281

Total liabilities	14,339,980	11,354,177

TOTAL STOCKHOLDERS’ EQUITY	8,395,778	7,317,731
NON-CONTROLLING INTERESTS	8,008	11,986

TOTAL EQUITY	8,403,786	7,329,717

Total liabilities and equity	$22,743,766	$18,683,894

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Nine Months Ended September 30, 2025 and 2024 (In thousands, except percentages) (Unaudited)

Segment Results

During the three months ended March 31, 2025, Quanta began reporting its results under two reportable segments: (1) Electric and (2) Underground and Infrastructure. In conjunction with this change, certain prior period amounts have been recast to conform to this new segment reporting structure. The following table sets forth segment revenues, segment operating income and operating margins for the periods indicated. Operating margins are calculated by dividing operating income by revenues.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
Revenues:
Electric	$6,172,019	80.9%	$5,233,887	80.6%	$16,574,484	80.3%	$13,631,891	79.6%
Underground and Infrastructure	1,459,389	19.1	1,259,280	19.4	4,063,265	19.7	3,487,482	20.4

Consolidated revenues	$7,631,408	100.0%	$6,493,167	100.0%	$20,637,749	100.0%	$17,119,373	100.0%

Operating income (loss):
Electric (a)	$703,839	11.4%	$576,014	11.0%	$1,664,623	10.0%	$1,305,466	9.6%
Underground and Infrastructure (b)	122,216	8.4%	93,956	7.5%	289,786	7.1%	222,437	6.4%
Corporate and Non-Allocated Costs (c)	(308,838)	(4.0)%	(238,809)	(3.7)%	(827,829)	(4.0)%	(634,158)	(3.7)%

Consolidated operating income	$517,217	6.8%	$431,161	6.6%	$1,126,580	5.5%	$893,745	5.2%

(a) Includes equity in earnings of integral unconsolidated affiliates of $13.7 million and $14.0 million for the three months ended September 30, 2025 and 2024 and $41.1 million and $34.9 million for the nine months ended September 30, 2025 and 2024.

(b) Includes $6.7 million and $15.2 million for the three and nine months ended September 30, 2025 that, pursuant to an acquisition purchase agreement, were or will be withheld from the sellers’ proceeds, to be paid to certain employees upon satisfaction of post-closing service obligations. Includes a loss of $11.9 million for the nine months ended September 30, 2024 on the disposition of a non-core business, which also impacted operating income as a percentage of segment revenue by approximately 35 basis points.

(c) Includes, among other things, amortization expense of $133.2 million and $110.4 million for the three months ended September 30, 2025 and 2024 and $355.9 million and $267.1 million for the nine months ended September 30, 2025 and 2024, as well as acquisition and integration costs of $25.2 million and $7.1 million for the three months ended September 30, 2025 and 2024 and $55.1 million, and $25.5 million for the nine months ended September 30, 2025 and 2024.

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In thousands) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP financial measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders under fixed price contracts not yet completed or for which work has not yet begun, which includes estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to be realized, and revenues from change orders and claims to the extent management believes they will be earned and are probable of collection.

Quanta has also historically disclosed its backlog, a measure commonly used in its industry but not recognized under GAAP. Quanta believes this measure enables management to more effectively forecast its future capital needs and results and better identify future operating trends that may not otherwise be apparent. Quanta believes this measure is also useful for investors in forecasting Quanta’s future results and comparing Quanta to its competitors. Quanta’s remaining performance obligations, as described above, are a component of its backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and certain non-fixed price contracts. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

The following table reconciles Quanta’s total remaining performance obligations to total backlog by reportable segment, along with estimates of amounts expected to be realized within 12 months. During the three months ended March 31, 2025, Quanta began reporting its results under two reportable segments: (1) Electric and (2) Underground and Infrastructure. In conjunction with this change, certain prior period amounts have been recast to conform to this new segment reporting structure. The following table shows dollars in thousands.

	September 30, 2025		December 31, 2024		September 30, 2024
	12 Month	Total	12 Month	Total	12 Month	Total
Electric
Remaining performance obligations	$12,124,623	$19,088,111	$10,297,410	$15,654,028	$9,507,220	$14,219,815
Estimated orders under MSAs and short-term, non-fixed price contracts	6,722,325	13,555,822	6,198,603	12,973,779	6,236,442	13,301,339

Backlog	$18,846,948	$32,643,933	$16,496,013	$28,627,807	$15,743,662	$27,521,154

Underground and Infrastructure
Remaining performance obligations	$1,325,214	$1,884,648	$953,983	$1,104,609	$1,161,919	$1,389,715
Estimated orders under MSAs and short-term, non-fixed price contracts	2,137,865	4,645,458	2,321,941	4,806,408	2,220,595	5,053,421

Backlog	$3,463,079	$6,530,106	$3,275,924	$5,911,017	$3,382,514	$6,443,136

Total
Remaining performance obligations	$13,449,837	$20,972,759	$11,251,393	$16,758,637	$10,669,139	$15,609,530
Estimated orders under MSAs and short-term, non-fixed price contracts	8,860,190	18,201,280	8,520,544	17,780,187	8,457,037	18,354,760

Backlog	$22,310,027	$39,174,039	$19,771,937	$34,538,824	$19,126,176	$33,964,290

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted Earnings

Per Share Attributable to Common Stock

For the Three and Nine Months Ended

September 30, 2025 and 2024

(In thousands, except per share information)

(Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of adjusted net income attributable to common stock to net income attributable to common stock and adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock for the three and nine months ended September 30, 2025 and 2024. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as our peers. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP.

As to certain of the items in the table: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets and amortization of basis differences included in equity in earnings of integral unconsolidated affiliates are impacted by Quanta’s acquisition activities and investments in unconsolidated affiliates, and therefore can vary from period to period; (iii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (v) equity in earnings and losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (vi) gains and losses on the sales of investments and businesses vary from period to period depending on activity and (vii) income tax contingency releases vary period to period and depend on the level of reserves for uncertain tax positions and the expiration dates under various federal and state statute of limitations periods.

Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted Earnings

Per Share Attributable to Common Stock

For the Three and Nine Months Ended

September 30, 2025 and 2024

(In thousands, except per share information)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$339,420	$293,185	$712,928	$599,704
Acquisition and integration costs (a)	31,903	7,053	70,277	25,461
Increase in fair value of contingent consideration liabilities	6,803	1,124	21,363	2,864
Equity in losses (earnings) of non-integral unconsolidated affiliates	80	1,662	497	(1,413)
(Gain)/loss on sale of investments and business (b)	(205)	662	(205)	4,370
Income tax impact of adjustments (c)	(9,340)	(1,782)	(21,311)	(5,909)
Impact of income tax contingency releases (d)	(207)	(3,065)	(207)	(3,065)

Adjusted net income attributable to common stock before certain non-cash adjustments	368,454	298,839	783,342	622,012
Non-cash stock-based compensation	46,899	38,234	129,121	110,815
Amortization of intangible assets	133,195	110,422	355,935	267,147
Amortization of basis differences included in equity in earnings of integral unconsolidated affiliates	3,668	870	5,991	3,602
Income tax impact of non-cash adjustments (c)	(47,806)	(38,909)	(127,754)	(99,290)

Adjusted net income attributable to common stock	$504,410	$409,456	$1,146,635	$904,286

Reconciliation of adjusted diluted earnings per share:
Diluted earnings per share attributable to common stock (GAAP as reported)	$2.24	$1.95	$4.72	$4.00
Acquisition and integration costs (a)	0.21	0.05	0.47	0.17
Increase in fair value of contingent consideration liabilities	0.04	0.01	0.14	0.02
Equity in losses (earnings) of non-integral unconsolidated affiliates	—	0.01	—	(0.01)
(Gain)/loss on sale of investments and business (b)	—	—	—	0.03

Income tax impact of adjustments (c)	(0.06)	(0.04)	(0.15)	(0.04)
Impact of income tax contingency releases (d)	—	(0.02)	—	(0.02)
Adjusted diluted earnings per share before certain non-cash adjustments	2.43	1.98	5.18	4.15
Non-cash stock-based compensation	0.31	0.25	0.85	0.74
Amortization of intangible assets	0.88	0.73	2.36	1.78
Amortization of basis differences included in equity in earnings of integral unconsolidated affiliates	0.02	0.01	0.04	0.02
Income tax impact of non-cash adjustments (c)	(0.31)	(0.25)	(0.84)	(0.66)

Adjusted diluted earnings per share	$3.33	$2.72	$7.59	$6.03

Weighted average shares outstanding for diluted and adjusted diluted earnings per share	151,496	150,556	151,128	149,911

See notes to follow.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted Earnings

Per Share Attributable to Common Stock

For the Three and Nine Months Ended

September 30, 2025 and 2024

(In thousands, except per share information)

(Unaudited)

(a) The amounts for the three and nine months ended September 30, 2025 include $6.7 million and $15.2 million that, pursuant to an acquisition purchase agreement, were or will be withheld from the sellers’ proceeds, to be paid to certain employees upon satisfaction of post-closing service obligations.

(b) The amount for the nine months ended September 30, 2024 is a loss of $11.9 million on the disposition of a non-core business, partially offset by a gain of $7.5 million as a result of the sale of a non-integral equity method investment.

(c) The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

(d) The amount for the three and nine months ended September 30, 2025 and 2024 is a release of tax contingencies upon expiration of certain statutes of limitations periods.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Nine Months Ended

September 30, 2025 and 2024

(In thousands)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of EBITDA and adjusted EBITDA to net income attributable to common stock for the three and nine months ended September 30, 2025 and 2024. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest and other financing expenses, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other financial measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as its peers.

As to certain of the items below: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iii) equity in earnings and losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (iv) gains and losses on the sales of investments and businesses vary from period to period depending on activity; and (v) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income attributable to common stock (GAAP as reported)	$339,420	$293,185	$712,928	$599,704
Interest and other financing expenses	71,806	59,950	185,697	146,343
Interest income	(3,722)	(7,237)	(11,345)	(18,817)
Provision for income taxes	119,605	82,421	244,585	178,716
Depreciation expense	103,875	89,979	300,714	262,525
Amortization of intangible assets	133,195	110,422	355,935	267,147
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	8,668	5,384	21,408	15,608

EBITDA	772,847	634,104	1,809,922	1,451,226
Non-cash stock-based compensation	46,899	38,234	129,121	110,815
Acquisition and integration costs (a)	31,903	7,053	70,277	25,461
Equity in losses (earnings) of non-integral unconsolidated affiliates	80	1,662	497	(1,413)
(Gain)/loss on sale of investments and business (b)	(205)	662	(205)	4,370
Increase in fair value of contingent consideration liabilities	6,803	1,124	21,363	2,864

Adjusted EBITDA	$858,327	$682,839	$2,030,975	$1,593,323

See notes to follow.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

For the Three and Nine Months Ended

September 30, 2025 and 2024

(In thousands)

(Unaudited)

(a) The amounts for the three and nine months ended September 30, 2025 include $6.7 million and $15.2 million that, pursuant to an acquisition purchase agreement, were or will be withheld from the sellers’ proceeds, to be paid to certain employees upon satisfaction of post-closing service obligations.

(b) The amount for the nine months ended September 30, 2024 is a loss of $11.9 million on the disposition of a non-core business, partially offset by a gain of $7.5 million as a result of the sale of a non-integral equity method investment.

Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Free Cash Flow For the Three and Nine Months Ended September 30, 2025 and 2024 (In thousands) (Unaudited)

Reconciliation of Free Cash Flow:

The following table presents a reconciliation of the non-GAAP financial measure of free cash flow to net cash provided by operating activities for the three and nine months ended September 30, 2025 and 2024. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below. The following table shows dollars in thousands.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$563,496	$739,914	$1,102,405	$1,369,181
Less: Net capital expenditures:
Capital expenditures	(142,449)	(212,498)	(415,560)	(457,093)
Cash proceeds from sale of property and equipment and related insurance settlements	17,049	12,054	39,439	67,230

Net capital expenditures	(125,400)	(200,444)	(376,121)	(389,863)

Free Cash Flow	$438,096	$539,470	$726,284	$979,318

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2025

(In thousands, except per share information)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of estimated adjusted net income attributable to common stock to estimated net income attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock to estimated diluted earnings per share attributable to common stock for the full year ending December 31, 2025. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as its peers. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP.

As to certain of the items below: (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets and amortization of basis differences included in equity in earnings of integral unconsolidated affiliates are impacted by Quanta’s acquisition activities and investments in unconsolidated affiliates, and therefore can vary from period to period; (iii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (v) equity in earnings and losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (vi) gains and losses on the sales of investments and businesses vary from period to period depending on activity; and (vii) income tax contingency releases vary period to period and depend on the level of reserves for uncertain tax positions and the expiration dates under various federal and state statute of limitations periods.

Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

-MORE-

Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2025

(In thousands, except per share information)

(Unaudited)

	Estimated Range
	Full Year Ending
	December 31, 2025
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$987,100	$1,061,900
Acquisition and integration costs (a)	76,500	76,500
Increase in fair value of contingent consideration liabilities	21,400	21,400
Equity in losses of non-integral unconsolidated affiliates	500	500
(Gain)/loss on sale of investments and business	(200)	(200)
Non-cash stock-based compensation	177,200	177,200
Amortization of intangible assets	490,000	490,000
Amortization of basis differences included in equity in earnings of integral unconsolidated affiliates	9,100	9,100
Income tax impact of adjustments (b)	(198,800)	(198,800)
Impact of income tax contingency releases (c)	(200)	(200)

Adjusted net income attributable to common stock	$1,562,600	$1,637,400

Reconciliation of adjusted diluted earnings per share:
Diluted earnings per share attributable to common stock (as defined by GAAP)	$6.53	$7.02
Acquisition and integration costs (a)	0.51	0.51
Increase in fair value of contingent consideration liabilities	0.14	0.14
Equity in losses of non-integral unconsolidated affiliates	—	—
(Gain)/loss on sale of investments and business	—	—
Non-cash stock-based compensation	1.17	1.17
Amortization of intangible assets	3.24	3.24
Amortization of basis differences included in equity in earnings of integral unconsolidated affiliates	0.06	0.06
Income tax impact of adjustments (b)	(1.32)	(1.31)
Impact of income tax contingency releases (c)	—	—

Adjusted diluted earnings per share	$10.33	$10.83

Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	151,200	151,200

(a)

Includes $20.9 million that, pursuant to an acquisition purchase agreement, were or will be withheld from the sellers’ proceeds, to be paid to certain employees upon satisfaction of post-closing service obligations.

(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(c)	The amount is releases of tax contingencies upon expiration of certain statute of limitations periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2025 (In thousands) (Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of estimated EBITDA and estimated adjusted EBITDA to estimated net income attributable to common stock for the full year ending December 31, 2025. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. EBITDA is defined as earnings before interest and other financing expenses, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other financial measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as its peers.

As to certain of the items below: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iii) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; and (iv) equity in earnings and losses of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta.

Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

	Estimated Range
	Full Year Ending
	December 31, 2025
Net income attributable to common stock (as defined by GAAP)	$987,100	$1,061,900
Interest and other financing expenses, net	232,000	235,000
Provision for income taxes	346,600	375,700
Depreciation expense	407,400	407,400
Amortization of intangible assets	490,000	490,000
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	29,900	29,900

EBITDA	2,493,000	2,599,900
Non-cash stock-based compensation	177,200	177,200
Acquisition and integration costs (a)	76,500	76,500
(Gain)/loss on sale of investments and business	(200)	(200)
Increase in fair value of contingent consideration liabilities	21,400	21,400
Equity in losses of non-integral unconsolidated affiliates	500	500

Adjusted EBITDA	$2,768,400	$2,875,300

(a)

Includes $20.9 million that, pursuant to an acquisition purchase agreement, were or will be withheld from the sellers’ proceeds, to be paid to certain employees upon satisfaction of post-closing service obligations.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2025 (In thousands) (Unaudited)

The following table presents a reconciliation of the non-GAAP financial measure of estimated free cash flow to estimated net cash provided by operating activities for the full year ending December 31, 2025. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s expectations regarding its ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2025
Net cash provided by operating activities	$1,850,000	$2,250,000
Less: Net capital expenditures	(550,000)	(550,000)

Free Cash Flow	$1,300,000	$1,700,000

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